UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2004, Intermix Media, Inc. (the “Company”) issued 1 million shares of Company common stock and a five-year warrant to purchase an additional 150,000 shares of Company common stock at $4 per share to entities affiliated with Redpoint Ventures (collectively “Redpoint Ventures”) for a total purchase price of $4 million. On December 8, 2004, the Company issued a press release announcing the agreement with Redpoint Ventures and on December 10, 2004, the Company filed a Form 8-K with the Securities and Exchange Commission reporting this agreement.

The shares of Company common stock were issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.	Description
	10.1	Common Stock Purchase Agreement between Intermix Media, Inc. and entities affiliated with Redpoint Ventures, dated December 7, 2004. (1)

	10.2	Amendment No. 1 to Common Stock Purchase Agreement between Intermix Media, Inc. and entities affiliated with Redpoint Ventures, dated December 17, 2004. *

	10.3	Investor Rights Agreement between Intermix Media, Inc. and entities affiliated with Redpoint Ventures, dated December 17, 2004. *

*	Filed herewith.
(1)	Incorporated by reference to Intermix Media, Inc.’s Form 8-K filed on December 10, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004	Intermix Media, Inc.

	By:	/s/ Thomas J. Flahie
Thomas J. Flahie Chief Financial Officer